SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

           October 15, 1999
(Date of earliest event reported)

ZIONS CO-OPERATIVE MERCANTILE INSTITUTION
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	0-1391 (Commission File No.)	87-0196220 (I.R.S. Employer Identification No.)

2200 South 900 West
Salt Lake City, Utah 84137
(801) 579-6404

(Address of principal executive offices and telephone number, including area code)

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ITEM 5.     OTHER EVENTS

Merger Agreement

On October 15, 1999, Zions Co-operative Mercantile Institution ("ZCMI") and The May Department Stores Company ("May") announced that they had entered into a definitive merger agreement, dated as of October 14, 1999 (the "Merger Agreement").

Pursuant to the Merger Agreement, (1) MS Acquisition, Inc., a wholly owned subsidiary of May, shall merge (the "Merger") with and into ZCMI with ZCMI as the surviving corporation, and (2) concurrently with the effectiveness of the merger, each issued and outstanding share of ZCMI's common stock, par value $.001 per share ("ZCMI Common Stock"), other than "Restricted Shares," shall be converted into the right to receive such number of shares of common stock of May ("May Common Stock") which is the equivalent of $22.50, based on the arithmetic average rounded to two decimal places of the high and low trading prices of the May Common Stock as reported on the composite tape for New York Stock Exchange listed securities for the 12th through the 3rd business days immediately preceding the closing date of the Merger. Each outstanding Restricted Share will be converted into the right to receive $22.50 and each outstanding option to purchase shares of ZCMI common stock will be converted into the right to receive in cash the excess of $22.50 over the exercise price of the ZCMI Common Stock subject thereto multiplied by the number of the shares of the ZCMI Common Stock subject to the option, in both cases net of applicable withholdings and taxes. The transactions contemplated by the Merger Agreement are subject to certain conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and approval of ZCMI's shareholders.

In connection with the Merger Agreement, May entered into agreements with Richard Madsen, ZCMI's chief executive officer, with Patricia Madsen, a member of the Board of Directors of ZCMI, and with ZCMI Reserve Trust, a charitable trust of The Church of Jesus Christ of Latter-day Saints, granting May irrevocable proxies to vote 53.5% of the outstanding shares of ZCMI in favor of the merger and rights to purchase such shares. The Merger Agreement gives May the right to make an election (the "Election") to cause the board of directors of ZCMI to expand the number of directors on the board and to elect nominees designated by May to serve as directors so that the nominees designated by May will constitute a majority of the board of directors of ZCMI. The making of the Election by May will give it effective control over ZCMI and its operations. The making of the Election by May also constitutes its waiver of certain conditions to the Merger and obligates May to go forward with the Merger. Pursuant to the Merger Agreement, the receipt of notice from the Federal Trade Commission of the early termination of the waiting period under the HSR Act will automatically constitute the making of an Election by May with the effects described above.

A copy of the joint press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

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Interim Loan Agreement

On October 20, 1999, ZCMI entered into a Loan Agreement dated October 20, 1999 (the "Interim Loan Agreement") with Zions First National Bank ("Zions") and First Security Bank, N.A. ("First Security"). The purpose of the Interim Loan Agreement is to provide ZCMI with additional working capital until the Merger between ZCMI and May can be completed. Pursuant to the Interim Loan Agreement, Zions and First Security have agreed to provide ZCMI with a term loan of up to $10,000,00

In connection with the execution of the Interim Loan Agreement, ZCMI obtained the consent of the lenders party to ZCMI's existing Loan Agreement dated April 15, 1999 (the "$53 Million Loan Agreement"), between ZCMI, as Borrower, and First Security Bank, N.A. ("First Security"), Zions First National Bank ("Zions"), Banque National de Paris, U.S. Bank, National Association, and Wells Fargo Bank, National Association (collectively, the "Lenders"). In order to obtain t

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     (c)     Exhibits

          99.1     Press Release dated October 15, 1999.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIONS CO-OPERATIVE MERCANTILE INSTITUTION Keith C. Saunders Executive Vice President and Chief Financial Officer

Date:  October 27, 1999

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INDEX TO EXHIBITS

Exhibits
99.1	Press Release dated October 15, 1999.